UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 26, 2020

PALO ALTO NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Tannery Way

Santa Clara, California 95054

(Address of principal executive office, including zip code)

(408) 753-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PANW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 26, 2020, Palo Alto Networks, Inc. (the “Company”) entered into an accelerated share repurchase agreement (the “ASR Contract”) with Morgan Stanley & Co. LLC (“MSCO”) to repurchase an aggregate of approximately $1.0 billion of the Company’s common stock. Under the ASR Contract, the Company will make payments of approximately $1 billion in the aggregate to MSCO and will receive an initial delivery of approximately 4.2 million shares of common stock in the aggregate from MSCO. The exact number of shares the Company will repurchase under the ASR Contract will be based generally upon the average daily volume weighted average price of the Company’s common stock during the repurchase period, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Contract. At settlement, under certain circumstances, MSCO may be required to deliver additional shares of common stock to the Company, or under certain circumstances, the Company may be required either to deliver shares of common stock or to make a cash payment to MSCO. Final settlement of the transactions under the ASR Contract is expected to occur during our fourth fiscal quarter of 2020. The terms of the accelerated share repurchases under the ASR Contract are subject to adjustment if the Company were to enter into, or announce, certain types of transactions or to take certain corporate actions.

The ASR Contract contains the principal terms and provisions governing the accelerated share repurchases, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the circumstances under which MSCO is permitted to make adjustments to valuation and calculation periods and various acknowledgements, representations and warranties made by the Company, on the one hand, and MSCO, on the other hand, to one another.

The foregoing description of the ASR Contract is a summary and is qualified in its entirety by the terms of the ASR Contract, a copy of which will be filed with the Company’s quarterly report on Form 10-Q for the fiscal quarter ending April 30, 2020.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By:	/s/ Kathleen Bonanno
Kathleen Bonanno
Chief Financial Officer

Date: February 26, 2020